Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-151096, 333-147453, 333-146996, 333-146938, and 333-146345 on Form S-8 of our report dated February 17, 2009, relating to the consolidated financial statements and financial statement schedule of Metavante Technologies, Inc., and the effectiveness of Metavante Technologies, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Metavante Technologies, Inc. for the year ended December 31, 2008.

/S/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

February 17, 2009

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